Exhibit 10.1

NOTE PURCHASE AND WARRANT AGREEMENT

THIS NOTE PURCHASE AND WARRANT AGREEMENT (this “Agreement”), dated as of June 16, 2010, by and among Bond Laboratories, Inc., a Nevada corporation (the “Company”), and the Purchasers identified on the signature page hereto (each a “Purchaser” and collectively “Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”, collectively the “Offering Exemption”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell (the “Interim Financing”) to the Purchasers, as provided herein, and the Purchasers, in the aggregate, shall purchase on a “best-efforts” no minimum basis, up to $1,500,000 principal amount of 10% Senior Promissory Bridge Notes (“Notes”), due and payable on or before June 30, 2011, unless extended by the Company.  An aggregate of 1,500,000 Common Stock Purchase Warrants (the “Warrants”) will be issued by the Company if the full $1,500,000 Interim Financing is completed.  The Company will issue Warrants to purchase 1,000 shares of Common Stock for every $1,000 principal amount of Notes issued.  The Company shall also issue one-half share of Common Stock (the “Shares”) for every $1.00 principal amount of Notes issued or 500 Shares for every $1,000 principal amount of Notes issued.  The Warrant and Wire Instructions are in the forms included as Exhibits A and B, respectively, to this Agreement.  The Notes, Shares and Warrants Shares are collectively referred to herein as the “Securities;” and

WHEREAS, selling agents for the Interim Financing who are registered with FINRA shall receive (i) Warrants to purchase shares equal in number to up to 20% of the gross proceeds received by the Company from the Interim Financing at $0.40 per share for five (5) years; (ii) sales commissions equal to 10% of the gross proceeds of the Interim Financing; and (iii) expenses of the Offering.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchasers hereby agree as follows:

1.           Purchase and Sale of Notes and Warrants.  Upon the terms and subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Company agrees to sell and each Purchaser hereby irrevocably agrees to purchase the full amount of Securities designated on the signature page hereto executed by each Purchaser for the Purchase Price indicated on the signature page hereto.  The Purchase price for the Securities purchased by each Purchaser shall equal the aggregate principal amount of the Notes being purchased by such Purchaser.

2.           Escrow Arrangements; Form of Payment.  Upon the execution of this Agreement, each Purchaser agrees to make the deliveries required of such Purchaser as set forth in this Agreement and the Company agrees to make the deliveries required of the Company as set forth in this Agreement.  Each Purchaser shall send the subscription either by wire transfer or by check in accordance with the following instructions:

-- Wire Funds	Wire the funds to Bond Laboratories, Inc. to the following account:

Account:  Jill Arlene Robbins,
P.A.Attorney-at-Law
IOLTA (Interest on Lawyers Trust Accounts):
Wachovia Bank
Surfside Financial Center
9401 Harding Avenue
Surfside, FL 33154
Tel: 305-795-2860
Fax: 305-993-6325
Account No.: 2000047623930
Routing No.: 063000021
SWIFT No.: PNBPUS3

-- Check	Make your check payable to Jill Arlene Robbins, P.A.; on the bottom left of the check mark: Escrow agent for “BOND LABORATORIES, INC.”

3.           Securities.

(a)           Notes.  The Company is offering up to $1,500,000 principal amount of senior promissory Notes.  Interest on the Notes shall accrue at the rate of 10% per annum.  Interest shall be payable upon Maturity in cash unless converted into Shares.  The Maturity Date of the Notes shall be June 30, 2011.  Interest on the Notes shall accrue at the rate of 14% per annum from the original Maturity Date until paid.

(b)           Warrant Exercise Period and Price.  Each Warrant may be exercised to purchase one Warrant Share at an Exercise Price per Warrant Share equal to $0.40 per share for every $1.00 of Notes issued.  The Warrants shall be exercisable commencing upon issuance for a five (5) year period from the date of issuance.  The Company will issue one Warrant to purchase one share of Common Stock for every $1.00 principal amount of Notes issued.

(c)           Shares.  The Company will issued one-half share of Common Stock for every $1.00 principal amount of Notes issued.

4.1           Closing.  There shall be one or more closings (the “Closing”) of the purchase and sale of the Securities.  The Purchasers shall purchase, severally and not jointly, and the Company shall sell and issue, in the aggregate, up to $1,500,000 principal amount of the Securities.  Each Purchaser shall purchase from the Company, and the Company shall issue and sell to each Purchaser, such principal amount of Notes equal to such Purchaser’s Purchase Amount.  The Closing will be deemed to occur at the offices of the Company, 11011 Q Street, Suite 106A, Omaha, NE 68137, or such other time and/or location as the parties shall mutually agree when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and, to the extent applicable, by each Purchaser, (B) each of the conditions to the Closing described in Section 4.2 and Section 4.3 hereof has been satisfied or waived by the Company or each Purchaser, as appropriate, and (C) each Purchaser shall have delivered the Purchase Price payable by it to the Company by wire transfer of immediately available funds against physical delivery of duly executed certificates representing the Notes and Warrants being purchased by such Purchaser.  The date on which the Closing occurs is referred to herein as the “Closing Date”.  The Company shall be responsible for instructing the Escrow Agent in writing when all conditions have been satisfied and funds are to be released to the Company. The Escrow Agent shall rely upon the representations of the Company.

4.2           Closing Conditions.  Each Purchaser’s obligations to effect the Closing, including without limitation its obligation to purchase the Notes and Warrants at the Closing, are conditioned upon the fulfillment (or waiver by such Purchaser in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Company shall use commercially reasonably efforts to cause each of such conditions to be satisfied:

(a)           At Closing, the Company shall deliver or cause to be delivered to each Purchaser:

(i)           a copy of this Agreement duly executed by the Company;

(ii)           a Note, duly executed by the Company, evidencing a principal amount equal to such Purchaser’s Purchase Amount at Closing registered in the name of such Purchaser;

(iii)           a Warrant, each duly executed by the Company, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to one (1) share of Common Stock for every $1.00 of the Purchaser’s Purchase Price; and

(iv)           irrevocable instructions countersigned by the Company’s transfer agent to commence the process of issuing Shares registered in the name of such Purchaser equal to one-half Share of Common Stock for every $1.00 of the Purchaser’s Purchase Price, which they will commit to deliver within 72 hours of each Closing.

(b)           the representations and warranties of the Company set forth in this Agreement and in the other transaction agreements (the “Transaction Agreements”) shall be true and correct in all material respects as of the Closing Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, in which case such representation or warranty shall be true and correct in all material respects as of that particular date);

(c)           the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement or the other Transaction Agreements that are required to be complied with or performed by the Company on or before such date;

(d)           the first Closing Date shall occur on or before June 30, 2010 and the Interim Financing shall continue for a sixty (60) day period from its commencement, unless extended terminated or completed by the Company;

(e)           the Common Stock shall be quoted on the OTC Bulletin Board maintained by the FINRA or any National Securities Exchange and from the date hereof to the Closing Date , trading in the Common Stock shall not have been suspended by the Commission and, at any time prior to Closing, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities;

(f)           the Company shall have authorized, or shall commence the process needed to increase the number of authorized Shares and reserve for issuance (or will reserve once the authorized number of shares are increased) not less than the sum of  one hundred  percent (100%) of the number of Warrant Shares issuable upon exercise of all of the Warrants issuable at the Closing (“Warrant Shares”), and the number of Shares issuable upon conversion of all Notes (“Note Shares”) in each case without regard to any limitation on such conversion or exercise that may otherwise exist;

(g)           there shall be no injunction, restraining order or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Transaction Agreements.

4.3           Conditions to Company’s Obligations at the Closing.  The Company’s obligations to effect the Closing with each Purchaser are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

(a)           At Closing each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)           this Agreement duly executed by such Purchaser;

(ii)           such Purchaser’s Subscription Amount by wire transfer or check to escrow pursuant to the attached wiring instructions provided to the Purchasers by the Company; and

(iii)           an executed and properly completed copy of the appropriate Confidential Purchaser Questionnaire.

(b)           the representations and warranties of such Purchaser set forth in this Agreement and in the other Transaction Agreements shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, in which case such representation or warranty shall be true and correct in all material respects as of that particular date);

(c)           such Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Agreements that are required to be complied with or performed by such Investor on or before the Closing Date; and

(d)           there shall be no injunction, restraining order or decree of any nature of any court or government authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby or by the other Transaction Agreements.

5.           Purchaser’s Representations and Warranties.  Each Purchaser hereby represents and warrants as of the date hereof and as of the Closing, to and agrees with the Company as to such Purchaser and no other Purchaser that:

(a)           Information on Company.   The Purchaser, upon written request, can be furnished, prior to the Closing Date of this Agreement, with information regarding the business, operations and financial condition of the Company, including without limitation, the Company’s Form 10-K for the year ended December 31, 2010, as amended, and filed with the Securities and Exchange Commission (the “Commission”) together with all filed Forms 10-Q, 8-K, and any amendments thereto, filed subsequent to the Form 10-K, including any exhibits filed with such Forms 10-Q, and/or 8-K, and filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the “Reports”).  In addition, the Purchaser has received such other information concerning the Company’s operations, financial condition and other matters as the Purchaser has requested in writing (such other information is collectively, the “Other Written Information”), and considered all factors the Purchaser deems material in deciding on the advisability of investing in the Securities.  The Company has, prior to the Closing Date hereof, granted to such Purchaser the opportunity to ask questions of and receive satisfactory answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Securities hereunder, and based thereon believes it can make an informed decision with respect to its investment in the Securities.  Neither such information nor any other investigation conducted by such Purchaser or its representatives shall modify, amend or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

(b)           Accredited Investor.  The Purchaser is, and will be at the time of the Closing, an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”); is experienced in investments and business matters, has made investments of a speculative nature; understands that an investment in the Securities involves a high degree of risk, and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Purchaser has the authority and is duly and legally qualified to purchase and own the Securities.  The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding the Purchaser is accurate.

(c)           Purchase of Notes and Warrants.  At Closing, the Purchaser will purchase the Notes and Warrants as principal for its own account for investment only and not as a nominee or agent and not with a view towards or for resale in connection with the distribution of the Securities, except pursuant to sales that are registered under, or are exempt from the registration requirements of, the Securities Act; provided, however, that, in making such representation, such Purchaser does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

(d)           Compliance with Securities Act.  The Purchaser understands and agrees that the Securities are “restricted securities” and have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Purchaser contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  The Purchaser understands and agrees that any Shares issued pursuant to this Subscription shall bear a standard restrictive legend.

(e)           Note Legend.  Such Purchaser understands that the certificates representing the Notes may bear at issuance the following or similar legend:

“THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BOND LABORATORIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(f)           Warrants Legend.  Such Purchaser understands that the certificates representing the Warrants may bear at issuance the following or similar legend:

“THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BOND LABORATORIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(g)           Communication of Offer.  The offer to sell the Securities was directly communicated to the Purchaser by the Company.  At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising, or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(h)           Organization; Authority.  If an entity, such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Offering and otherwise to carry out its obligations thereunder.

(i)           Authority; Enforceability.  This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Purchaser and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Purchaser has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Purchaser relating hereto.

(j)           Correctness of Representations.  Such Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of such Purchaser set forth in this Section 5 in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.  Each Purchaser represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Purchaser otherwise notifies the Company prior to the Closing, shall be true and correct as of Closing.  The foregoing representations and warranties shall survive the Closing Date for a period of three (3) years.

(k)           No Tax or Legal Advice.  Such Purchaser understands that nothing in this Agreement, any other agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.  Circular 230 Disclosure:  Pursuant to U.S. Treasury Department Regulations, we are required to advise you that, unless otherwise expressly indicated, any federal tax advice contained in this Agreement, is not intended or written to be used, and may not be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.

6.           Company Representations and Warranties.  The Company represents and warrants to and agrees with each Purchaser as follows and acknowledges that such Purchaser is relying on the representations, acknowledgments and agreements made by the Company in this Article 6 and elsewhere in this Agreement in making investing, trading and other decisions concerning the Company’s securities:

(a)           Due Incorporation.  The Company is duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other document in connection with the Offering, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and each subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)             Outstanding Stock.  All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable.  As of May 31, 2010, there were 61,057,948 shares of $.01 par value common stock outstanding and 219.3 shares of Series B Preferred Stock, stated value $10,000 per share, issued and outstanding.  All outstanding shares of capital stock of the Company have been validly issued, fully paid and nonassessable and free and clear of all Liens.  All outstanding shares of capital stock of the Company were issued, sold and delivered in full compliance with all applicable Federal and state securities laws and the similar laws of other foreign jurisdictions as may be applicable.

(c)           Due Execution; Enforceability.  This Agreement, the Notes and Warrants and such other agreements entered into in connection with the Offering constituting the Transaction Agreements, have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and the other Transaction Agreements and to perform its obligations hereunder and under all other Transaction Agreements entered into by the Company relating hereto.

(d)           Authorization; Consents.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Agreements, including without limitation its obligations to issue and sell the Securities and to issue the Warrant Shares upon exercise of the Warrants and the Note Shares upon conversion of the Notes.  All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under this Agreement and the other Transaction Agreements has been taken.  No further consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the American Stock Exchange, FINRA, Nasdaq, the OTC Bulletin Board nor the Company’s Shareholders or Board of Directors is required for execution of or full performance under this Agreement and the other Transaction Agreement (other than such approval as may be required under the Securities Act and applicable state securities laws), other than if then listed on Nasdaq fifteen (15) days prior notification to Nasdaq of the Closing and the Company filing a listing application with Nasdaq and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Securities, and the performance of the Company’s obligations hereunder and under all such other Transaction Agreements; except that the Subscriber understands and agrees that the Company shall be required to obtain the consent of the holders of the majority of the voting shares held by the Company’s Shareholders (such consent to include the appropriate filings pursuant to the Securities Exchange Act of 1934, as amended and possible Securities and Exchange Commission review of any such filing) in order to increase the authorized shares of common stock of the Company (necessary for possible issuance to cover all possible shares of common stock underlying the Securities).  he Board of Directors of the Company has determined, at a duly convened meeting or pursuant to a unanimous written consent, that the issuance and sale of the Securities, and the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements are in the best interests of the Company.

(e)           No Violation or Conflict.  Neither the execution and delivery of this Agreement nor the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other Transaction Agreements entered into by the Company relating thereto by the Company will:

(i)           violate, conflict with, result in a material breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or gives to others any rights of termination, amendment, acceleration or cancellation under (A) the articles of incorporation, charter or bylaws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates (including federal and state securities laws and regulations) or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound or affected, or to which any of the properties or assets of the Company or any of its affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the securities or any of the assets of the Company, its subsidiaries or any of its affiliates.

(f)          The Securities.  The Notes, Warrants, Shares, Note Shares and Warrant Shares (collectively the “Securities”) upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           assuming the accuracy of each Purchaser’s representations in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws;

(iii)           have been, or will be, duly and validly authorized and on the date of issuance, and upon exercise of the Warrants, and/or conversion of the Notes, the shares of Common Stock issuable thereunder will be duly and validly issued, fully paid and nonassessable;

(iv)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

(v)           will not subject the holders thereof to personal liability by reason of being such holders.

(g)           Litigation.  Except as disclosed in the Reports, there is not pending against the Company or any subsidiary, nor, to the best knowledge of the Company, there are no actions, suits, proceeding inquiries, notices of violation, or investigations threatened against the Company or any subsidiary by or before any court, governmental or administrative agency or regulatory body (federal, state, county, local or foreign), or arbitrator having jurisdiction over the Company, or any of its affiliates.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, its subsidiaries, or any of its affiliates, which litigation or proceeding, if adversely determined could have a Material Adverse Effect on the Company.  The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental authority which has had or would reasonably be expected to have a Material Adverse Effect.

(h)           Reporting Company.  The Company is subject to reporting obligations pursuant to Sections 15(d) and 13 of the 1934 Act and has a class of common stock, par value $.01, registered pursuant to Section 12(g) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has filed all reports and other materials required to be filed thereunder with the Securities and Exchange Commission (the “Commission” or “SEC”)  during the preceding two years, although the Company has disclosed to Purchaser outstanding SEC comments.  Other than the transactions effected hereby, the Company is not aware of any event occurring or expected to occur on or prior to the Closing Date that would require the filing of, or with respect to which the Company intends to file, a Current Report on Form 8-K after the Closing.  Each Report, as of the date of the filing thereof with the Commission, complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder.  All documents required to be filed as exhibits to the Reports have been filed as required.

(i)           No Market Manipulation.  The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j)           Information Concerning Company; Financial Statements.  The Reports since January 1, 2008, contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein.   Since the date of the financial statements included in the Reports, there has been no Material Adverse Effect in the Company’s business, financial condition or affairs not disclosed in the Reports.  The Reports since January 1, 2008 do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.  The Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission.  The Company has not altered its method of accounting or any policies or practices related thereto.  The Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.  The Company does not have pending before the Commission any request for confidential treatment of information.

(k)           SEC Action; Stop Transfers.  There has not been, and to the Company’s best knowledge there has not been, there is not pending or contemplated, any investigation by the Commission involving the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the 1933 Act or the 1934 Act.  The Securities, when issued, will be restricted securities.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws.  Except as described in this Agreement, the Company will not issue any stop transfer or other order impeding the sale, resale or delivery of the Securities unless contemporaneous notice of such instruction is given to the Purchaser.

(l)           Defaults; Permits.  The Company is not in violation of its Articles of Incorporation or ByLaws.  The Company is (i) not in default (including the occurrence of any event that with the passage of time will become a default) under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.  The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, other than where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has received any notice or otherwise become aware of any proceedings, inquiries or investigations relating to the revocation or modification of any such certificate, authorization or permit.

(m)           No Integration or General Solicitation.  Neither the Company, nor any of its affiliates, nor to the Company’s knowledge, any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions. The Company or any of its affiliates will not take any action or steps that would cause the offer of the Securities to be integrated with other offerings if such integration would eliminate the Offering Exemption.  The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, unless otherwise advised by Nasdaq or the Commission.  Neither the Company nor its Affiliates, nor to the Company’s knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(n)           Listing.  The Company’s common stock is listed for trading on the OTC Bulletin Board (“OTCBB”) maintained by FINRA.  Except for prior notices which, as of the date hereof, have been satisfied and as provided for in Section 11(b) below, the Company has not received any oral or written notice that its common stock will be delisted from the OTCBB nor that its common stock does not meet all requirements for the continuation of such quotation and the Company satisfies the requirements for the continued listing of its common stock on the OTCBB.  The Company has taken no action designed to, or which, to the knowledge of the Company, may have the effect of, terminating the Company’s reporting obligation under the Exchange Act or the removal of the Common Stock from the OTCBB.

(o)           No Undisclosed Liabilities.  The Company has no liabilities, debt or other obligations which are material, individually or in the aggregate, since January 1, 2008, which are not disclosed in the Reports and/or Other Written Information (and in which case have been publicly announced), other than (i) those incurred in the ordinary course of the Company’s businesses since June 6, 2005 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company’s financial condition.

(p)           No Undisclosed Events or Circumstances.  Since January 1, 2008, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that may have a Material Adverse Effect or, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)           Capitalization.  The capitalization of the Company, since January 1, 2008 and as of the date hereof, including its authorized capital stock, the number of shares issued and outstanding and the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans is disclosed in the Reports.

(r)           Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects.

 (s)           Title to Assets.  Except as disclosed in the Reports, the Company has good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and each subsidiary, taken as a whole, and good and marketable title in all personal property owned by them that is material to the business of the Company and each subsidiary, taken as a whole, in each case free and clear of all liens, charges, security interests, encumbrances, rights of first refusal, or other restrictions (collectively “Liens”) except for Liens in the ordinary course of business, as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company is held by the Company under valid, subsisting and enforceable leases with which the Company and each subsidiary is in material compliance.

(t)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Offering, including without limitation the Company’s issuance of the Units and the Purchasers’ ownership of the underlying securities.

(u)           Disclosure.  The Company confirms that, neither the Company nor any other person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information.   The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(v)           Registration Rights.  Except as disclosed in the Reports, since January 1, 2008, no person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company and the Company has not granted or agreed to grant to any person or entity any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied in full prior to the date hereof other than the holders of Series A, Series B and Series C Convertible Preferred Stock and various Interim Financings.

(w)           Intellectual Property.

(i)           The Company and/or its Subsidiaries own, free and clear of claims or rights of any other Person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or has acquired licenses or other rights to use, all Intellectual Property necessary for the conduct of its business as presently conducted (other than with respect to “off-the-shelf” software which is generally commercially available and open source software which may be subject to one or more “general public” licenses).  All works that are used or incorporated into the Company’s or its Subsidiaries’ services, products or services or products actively under development and which is proprietary to the Company or its Subsidiaries was developed by or for the Company or its Subsidiaries by the current or former employees, consultants or independent contractors of the Company or its Subsidiaries or purchased by the Company or its Subsidiaries and are owned by the Company or its Subsidiaries, free and clear of claims and rights of any other Person.

(ii) The business of the Company and its Subsidiaries as presently conducted and the production, marketing, licensing, use and servicing of any products or services of the Company and its Subsidiaries do not, to the Company’s knowledge, infringe or conflict with any patent, trademark, copyright, or trade secret rights of any third parties or any other Intellectual Property of any third parties.  Neither the Company nor any of its Subsidiaries has received written notice from any third party asserting that any Intellectual Property owned or licensed by the Company or its Subsidiaries, or which the Company or its Subsidiaries otherwise has the right to use, is invalid or unenforceable by the Company or its Subsidiaries, as the case may be, and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened).  No claim is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries nor has the Company or any of its Subsidiaries received any written notice or other written claim from any Person asserting that any of the Company’s or its Subsidiaries’ present or contemplated activities infringe or may infringe in any material respect any Intellectual Property of such Person, and the Company is not aware of any infringement by any other Person of any material rights of the Company or any of its Subsidiaries under any Intellectual Property Rights.

 (iii)           All unexpired and in force licenses or other agreements under which the Company or any of its Subsidiaries is granted Intellectual Property (excluding licenses to use “off-the-shelf” software utilized in the Company’s or its Subsidiaries’ internal operations and which is generally commercially available) are in full force and effect and, to the Company’s knowledge, there is no material default by any party thereto.  The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby.  All unexpired licenses or other agreements under which the Company or any of its Subsidiaries has granted rights to Intellectual Property to others (including all end-user agreements) are in full force and effect, there has been no material default by the Company or its Subsidiaries thereunder and, to the Company’s knowledge, there is no material default by any other party thereto.

(iv)           Each of the Company and its Subsidiaries have taken all steps required in accordance with commercially reasonable business practice to establish and preserve its respective ownership in its owned Intellectual Property and to keep confidential all material technical information developed by or belonging to the Company or its Subsidiaries which has not been patented or copyrighted.  To the Company’s knowledge, neither the Company nor any of its Subsidiaries is making unlawful use of any Intellectual Property of any other Person, including, without limitation, any former employer of any past or present employees of the Company or any of its Subsidiaries.  Current and former employees, independent contractors or consultants of the Company and its Subsidiaries have executed agreements regarding confidentiality, proprietary information and assignment of inventions and copyrights to the Company or its Subsidiaries (as the case may be), and neither the Company nor any of its Subsidiaries has received written notice that any employee, consultant or independent contractor is in violation of any agreement or in breach of any agreement or arrangement with former or present employers relating to proprietary information or assignment of inventions.  Without limiting the foregoing: (i) the Company and each of its Subsidiaries have taken reasonable security measures to guard against unauthorized disclosure or use of any of its Intellectual Property; and (ii) the Company has no reason to believe that any Person (including, without limitation, any former employee or consultant of the Company or its Subsidiaries) has unauthorized possession of any of its Intellectual Property, or any part thereof, or that any Person has obtained unauthorized access to any of its Intellectual Property.  The consummation of the transactions contemplated by this Agreement and the other Transaction Agreements will not materially alter or impair, individually or in the aggregate, any of such rights of the Company or its Subsidiaries.

(x)           Foreign Corrupt Practices.  Neither the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, since January 1, 2008, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee (including without limitation any bribe, rebate, payoff, influence payment, kickback or other unlawful payment), or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(y)           Employee Matters.  There is no strike, labor dispute or union organization activities pending or, to the knowledge of the Company, threatened between it and its employees (or between any of its Subsidiaries and such Subsidiary’s employees).  No employees of the Company belong to any union or collective bargaining unit.  The Company has complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment

(z)           Environment.  To the Company’s knowledge, neither the Company nor any of its Subsidiaries has any current liability under any Environmental Law, nor, to the knowledge of the Company, do any factors exist that are reasonably likely to give rise to any such liability that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.  To the Company’s knowledge, neither the Company nor any of its Subsidiaries has violated any Environmental Law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(aa)           Investment Company Status.  The Company is not, and immediately after receipt of the Purchase Price for the Securities issued under this Agreement will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(bb)           Taxes.   The Company and each of its Subsidiaries (i) have or are in the process of preparing  in good faith and all tax returns required to be filed by it or is on a current extension and such returns are complete and accurate in all material respects and (ii) have paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has any liability with respect to accrued taxes in excess of the amounts that are described as accrued in the most recent financial statements included in the Reports.  No stock transfer or other taxes (other than income taxes) are required to be paid in connection with the issuance and sale of any of the Securities, other than such taxes for which the Company has established appropriate reserves and intends to pay in full on or before the Closing.

(cc)          No Other Agreements.  The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Purchaser relating to the terms or conditions of the transactions contemplated by this Agreement or the Transaction Agreements except as expressly set forth therein.

7.           Regulation D Offering.  This Offering is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  The Company will provide, at the Company’s expense, such other legal opinions in the future as are reasonably necessary for the exercise of the Warrants, conversion of the Notes and resale of the Note Shares or Warrant Shares.

8.           Reissuance of Securities.  The Company agrees to reissue certificates representing the Warrant Shares and Notes Shares without the legends set forth in Sections 5(e) and 5(f) above at such time as the holder thereof is permitted to and disposes of the Securities pursuant to Rule 144 under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company.  The Company agrees to cooperate with each Purchaser in connection with all resales pursuant to Rule 144 and provide legal opinions at the Company’s expense necessary to allow such resales provided the Company and its counsel receive reasonably requested written representations from each Purchaser and selling broker, if any.

9.           Broker’s Compensation.

The Company agrees to indemnify the Purchaser against and hold it harmless from any and all liabilities to any persons claiming brokerage commissions or Broker’s Commission on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.  The Company represents that certain parties may be entitled to receive fees, commissions, or similar payments in connection with the offering described in this Agreement although the Company, in its sole discretion, may also engage other parties registered with FINRA.

10.           Covenants of the Company.  The Company covenants and agrees with the Purchasers that from the Closing Date until one year from the Closing or such later date as is expressly set forth below, as follows:

(a)          Listing; Bluesky.  If applicable, the Company shall use its reasonable best efforts to promptly secure the listing of the Underlying Shares upon each national securities exchange, or automated quotation system, if any, upon which shares of common stock are then listed (subject to official notice of issuance) and shall use its reasonable best efforts to maintain such listing so long as any Securities are outstanding.  The Company shall use its reasonable best efforts to maintain the listing of its Common Stock on the American Stock Exchange, Nasdaq, OTC Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”)), and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable.

(b)           Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, if any, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers.

(c)           Reporting Requirements.  The Company will (i) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (ii) comply in all respects with its reporting and filing obligations under the 1934 Act, and (iii) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(b) or 12(g) of the 1934 Act, as applicable.  The Company will not take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) or to terminate or suspend its reporting and filing obligations under said acts.

(e)           Use of Proceeds.   The Purchase Price will be used by the Company for general corporate purposes, including working capital.

 (f)           Reservation of Common Stock.  The Company undertakes to reserve from its authorized but unissued common stock, at all times that Warrants and Notes remain outstanding, a number of common shares equal to the amount of Note Shares and Warrant Share issuable upon conversion of the Notes and exercise of the Warrants, respectively or increase the authorized shares of common stock and, upon completion of the increase in authorized shares of common stock reserve from its authorized but unissued common stock, at all times that Warrants and Notes remain outstanding, a number of common shares equal to the amount of Note Shares and Warrant Share issuable upon conversion of the Notes and exercise of the Warrants, respectively.

(g)           Taxes.  The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(h)           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and each subsidiary is engaged.  Neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.   The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(i)           Books and Records.  The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(j)           Governmental Authorities.  The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(k)           Good Standing; Stockholder Information. The Company and its Subsidiaries will maintain its corporate existence in good standing.

(l)           Properties; Operations.  The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such material provision could reasonably be expected to have a material adverse effect.  The Company will further comply with all agreements, documents and instruments binding on it or affecting its business, including, without limitation, all material contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.   The Company shall maintain in full force and effect all rights and licenses necessary to conduct its business and to use Intellectual Property owned or possessed by it that is reasonably necessary to the conduct of its business.  The Company shall refrain from taking any action or entering into any arrangement which in any way materially and adversely affects the provisions of this Agreement or any other Transaction Agreement.

(m)           Confidentiality.  The Company agrees that it will not disclose publicly or privately the identity of the Purchasers unless expressly agreed to in writing by a Purchaser or only to the extent required by law; provided, however, the Purchasers consent to being named in the 8-K filed by the Company in connection with the sale of the Securities.

(n)           Transactions with Affiliates.  Any transaction or arrangement between it or any of its Subsidiaries and any Affiliate or employee of the Company or any of its Subsidiaries shall be effected only on an arms’ length basis and shall be approved by the Board of Directors, including a majority of the Company’s directors not having an interest in such transaction.

11.           Indemnification of Purchasers.   The Company will indemnify and hold each Purchaser and its directors, managers, officers, shareholders, members, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Agreements or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Agreements (unless such action is based upon a breach by such Purchaser of its representations, warranties or covenants under the Transaction Agreements or any agreements or understandings such Purchaser may have with any such stockholder or any violations by such Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing and to control any settlement of the claim; provided, however, that the Company will not settle any claim unless it first obtains the consent of the relevant Purchaser Parties, which consent shall not be unreasonably withheld if such settlement (i) does not require the Purchaser Parties to make any payment that is not indemnified under this Agreement, (ii) does not impose any non-financial obligations on the Purchaser Parties and (iii) does not require an acknowledgment of wrongdoing on the part of the Purchaser Parties.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by an Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed  (it being agreed that it shall not be unreasonable for the Company to withhold or delay such consent if the Company (x) has acknowledged in writing its obligation to indemnify such Purchaser Party with respect to such matter, (y) the Company has assumed and is actively and in good faith pursuing the defense of such matter as herein provided, and (z) provided to such Purchaser Party reasonably acceptable evidence that the Company is able to comply with its indemnification obligations hereunder); or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Purchaser Party’s wrongful actions or omissions, or gross negligence or to such Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or in the other Transaction Agreements.

12.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be: (i) if to the Company, to: Bond Laboratories, Inc., 11011 Q Street, Suite 106A, Omaha, NE 68137; Attention: Chief Financial Officer; telecopier number: (402) 884-1816, and (ii) if to the Purchasers, to: the address and telecopier number indicated on the signature page hereto.

(b)           Entire Agreement; Amendment; Waivers; Assignment.  This Agreement and other Transaction Agreements delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the Company and the Purchaser holding a majority of the Underlying Shares. No provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.  Any waver or consent shall be effective only in the specific instance and for the specific purpose for which given.  Neither the Company nor the Purchasers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party; however, each Purchaser may assign its rights and obligations hereunder, in connection with any private sale or transfer of Notes or Warrants in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Purchaser” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

(c)           Execution.  This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York.  Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to this Section 13(e) hereof, each of the Company and Purchaser hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)           Fees and Expenses.  Each Purchaser and the Company shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction Agreements.

(g)           Survival; Severability.  The representations, warranties, covenants and indemnities made by the parties herein and in the other Transaction Agreements shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

(h)           Independent Nature of Purchaser’s Obligations and Rights.  The obligations of each Purchaser hereunder are several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder.  Nothing contained herein or in any other Transaction Agreement, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute any Purchasers as a partnership, an association, a joint venture or any other kind of entity, or a “group” as described in Section 13(d) of the Exchange Act, or create a presumption that any Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser has been represented by its own separate counsel in connection with the transactions contemplated hereby, shall be entitled to protect and enforce its rights, including without limitation rights arising out of this Agreement or the other Transaction Agreements, individually, and shall not be required to join any other Purchaser as an additional party in any proceeding for such purpose.

                      (i)           Limited Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of a Purchaser rising directly or indirectly, under any Transaction Agreement of any and every nature whatsoever shall be satisfied solely out of the assets of such Purchaser, and that no trustee, officer, other investment vehicle or any other Affiliate of such Purchaser or any investor, shareholder or holder of shares of beneficial interest of such a Purchaser shall be personally liable for any liabilities of such Purchaser.

13.           Certain Definitions.  When used herein, the following terms shall have the respective meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or commercial banks located in Los Angeles, California are authorized or permitted by law to close.

“Debt” means, as to any Person at any time: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 60 days; (c) all capital lease obligations of such Person; (d) all indebtedness, liabilities and obligations of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

“Intellectual Property” means any U.S. or foreign patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

“Key Person” means the executive officers of the Company.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind and as further defined in Section 6(s).

“Permitted Debt” means the following:

(a)           Debt that is outstanding on the Closing Date and disclosed in the Reports;

(b)           Non-convertible Debt consisting of revolving working capital credit facilities obtained from commercial lending institutions on commercially reasonable terms and secured only by the Company’s and/or its Subsidiaries’ accounts receivable and/or inventory; or

(c)           Debt consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with acquisition of capital assets and obligations under sale-leaseback or similar arrangements provided in each case that such obligations are not secured by Liens on any assets of the Company or its Subsidiaries other than the assets so leased.

“Permitted Liens” means the following:

                              (a)           encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

                              (b)           Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established; and

          (c)           Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, for which adequate reserves (as determined in accordance with GAAP) have been established;

       (d)           any interest or title of a lessor under any capitalized lease obligation provided that such Liens do not extend to any property or assets which is not leased property subject to such capitalized lease obligation;

                     (e)           purchase money Liens to finance property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Debt shall not exceed the cost of such property or assets and (B) the Lien securing such purchase money Debt shall be created within ten (10) days of such acquisition, construction or improvement; and

(f)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Senior Securities” means (i) any Debt issued or assumed by the Company and (ii) any securities of the Company which by their terms have a preference over the Notes in respect of payment of dividends, redemption or distribution upon liquidation.

“Subsidiary” means, with respect to the Company, any "significant subsidiary" as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Note and Warrant Purchase Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

BOND LABORATORIES, INC.
A Nevada corporation

By:_________________________________
      Name:
      Title:

Dated: _______  __, 2010

PURCHASER	PURCHASE PRICE	WARRANTS	SHARES
____________________________ Name	$

(a)
Signature of Investor	Signature of Co-Investor

Printed Name of Investor	Printed Name of Co-Investor

Address of Investor	Address of Co-Investor

Social Security Number of Investor	Social Security Number of Co-Investor

(b) If Entity Investor:
By:
Name: Title:

Address of Investor

Taxpayer Identification Number of Investor

*If Investor is a Registered Representative with a FINRA member firm, have the following acknowledgement signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by Rule 3050 of the FINRA Conduct Rules.

________________________________
Name of FINRA Member Firm

By:______________________________
Authorized Officer

EXHIBIT A – Form of Warrant

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

BOND LABORATORIES, INC.

COMMON STOCK PURCHASE WARRANT

Issuance Date:	Warrant No.:
Expiration Date:	Number of Shares:

Bond Laboratories, Inc., a company organized and existing under the laws of the State of Nevada (the “Company”), hereby certifies that, for value received, [NAME], or its registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company () shares (the “Warrant Shares”) of common stock, $0.01 par value (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) in exchange for (a) one (1) Warrant and (b) $0.40 (as adjusted from time to time as provided in Section 7), per Warrant Share (the “Exercise Price”), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on ______________________ 2015 (the “Expiration Date”), and subject to the following terms and conditions:

1.  Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or nay distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2.  Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S there under, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, Limited Liability Company, trust, joint venture, association, corporation, or any other legal entity.

3.  Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

4.     Registration of Transfers and Exchange of Warrants.

a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 9. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 9 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

5.     Exercise of Warrants.

a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 9, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 5 business days after the Date of Exercise, as defined herein, issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

b. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

c. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

6.  Call of Warrant(s) by Company. In the event that the average price of the Common Stock of the Company as listed on a nationally public securities market is 200% of the exercise price herein for a period of twenty consecutive trading days beginning six months after the effective date the Company may call the Warrant and pay to the Warrant Holder two times the Exercise price then in effect per Warrant (the “Call”).  The Company shall provide a written notice of the Call to Warrant Holder within the ten (10) business days.  In the event the Warrant Holder fails to exercise the Warrant within ten (10) days following written receipt of the notice of the Call, (i) the Company shall provide the payment to the Warrant Holder and the Warrant Holder shall immediately forfeit their rights to this Warrant; and (ii) the Warrant Holder shall immediately forfeit such Warrant Holder’s registration rights as provided herein for any shares purchased pursuant to the Stock Purchase Agreement.

7.  Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefore, are subject to adjustment upon the occurrence of the following events:

a.Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

b.Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

c.Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

8.  Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

9.  Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Bond Laboratories, Inc.
11011 Q Street, Suite 106A
Omaha, NE 68137
Attn: Chief Financial Officer

If to the Warrant Holder:

To the address in this Warrant or to the address provided to the Company by an Investor.

10.  Miscellaneous.

a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principles of conflicts of law thereof.

d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

Bond Laboratories, Inc.

By:

Name:
Title:

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: Bond Laboratories, Inc.

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase ______________ shares of Common Stock (“Common Stock”), $0.001 par value, of Bond Laboratories, Inc and encloses one warrant and the Exercise Price for each Warrant Share being purchased or an aggregate of $________________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

_____________________________
_____________________________
_____________________________
(Please print name and address)

_____________________________
(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

_____________________________

_____________________________
(Please print name and address)

Dated: ______________	Name of Warrant Holder:

(Print)

(By:)

(Name:)

(Title:)

Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant

EXHIBIT B – Form of Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR BOND LABORATORIES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

BOND LABORATORIES, INC.
Promissory Bridge Note

Principal Sum (U.S.): [$xxx,xxx] Issuance Date: June__, 2010
No.: [PN-10-XX] Maturity Date: June__, 2011

FOR VALUE RECEIVED, the undersigned, Bond Laboratories, Inc., a Nevada corporation (the "Company"), hereby promises to pay to the order of [____Investor Name____] or any future permitted holder of this Promissory Bridge Note (the "Payee"), at the principal office of the Payee set forth herein, or at such other place as the holder may designate in writing to the Company, the principal sum of ________________________ ($_________) or such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this Promissory Bridge Note (the "Note").

1. Automatic Exchange of Principal and Interest into Qualified Financing.  The outstanding principal amount of this Note together with all accrued but unpaid interest hereunder (the “Outstanding Balance”), shall automatically be exchanged into securities issued in an equity or equity-linked financing or a combination of equity or equity-linked financings following the Issuance Date with gross proceeds totaling at least $3,000,000 (the “Qualified Financing”) exclusive of the principal amount represented by this Note and the Other Notes (as defined below in Section 3) issued by the Company. For purposes of determining the number of equity securities, including, but not limited to, warrants issued in such Qualified Financing, to be received by the Payee upon such exchange, the Payee shall be deemed to have tendered 115% of the Outstanding Balance of the Note as payment of the purchase price in the Qualified Financing. Upon such exchange pursuant to a Qualified Financing, the Payee shall be deemed to be a purchaser in such Qualified Financing and shall be granted all rights afforded a purchaser in the Qualified Financing. Notwithstanding the above, the Payee may, in lieu of an automatic exchange into the Qualified Financing, elect to exercise the Conversion Option (as defined below) in connection with a Qualified Financing via delivery of a Conversion Notice (as defined below) to the Company on or prior to the closing date of the Qualified Financing, subject to the provisions of Section 2 herein.

2. Voluntary Conversion of Principal and Interest.  The Payee shall have the right, prior to the Maturity Date but after the effective date of an increase in the Company’s authorized share capital, at the Payee’s sole option, to convert the Outstanding Balance (the “Conversion Option”) into such number of fully paid and non-assessable shares of the Company’s common stock (the “Conversion Shares”) as is determined in accordance with the following formula:  the Outstanding Balance as of the date of the exercise of the Conversion Option divided by the Conversion Price.  For the purpose of this Note, “Conversion Price” shall equal $0.35 per share. If the Payee desires to exercise the Conversion Option, the Payee shall, by personal delivery or nationally-recognized overnight carrier, surrender the original of this Note and give written notice to the Company (the “Conversion Notice”), which Conversion Notice shall (a) state the Payee’s election to exercise the Conversion Option, and (b) provide for a representation and warranty of the Payee to the Company that, as of the date of the Conversion Notice, the Payee has not assigned or otherwise transferred all or any portion of the Payee’s rights under this Note to any third parties.  The Company shall, as soon as practicable thereafter, issue and deliver to the Payee the number of Conversion Shares to which the Payee shall be entitled upon exercise of the Conversion Option.

3. Seniority and Ranking. This Note shall rank senior to the Company’s currently issued and outstanding indebtedness and equity securities; provided, however, this Note shall rank pari-passu with respect to certain other promissory bridge notes of the Company of like tenor herewith (the “Other Notes”), in an aggregate principal amount not to exceed $1,500,000, inclusive of this Note (this Note together with the Other Notes shall be referred to as the “Notes”). The Company may not issue any new indebtedness (other than qualified drawdowns, if any, of the Company’s existing credit line with U.S. Bank) while the Notes are outstanding.

4. Principal and Interest Payments.

(a)           In the event the Company does not complete the Qualified Financing, the Company shall repay the entire Outstanding Balance then outstanding on the Maturity Date.

(b) Interest on the outstanding principal balance of this Note shall accrue at a rate of ten percent (10%) per annum.  Interest on the outstanding principal balance of the Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty-five (365) days and shall be payable on the Maturity Date by the Company in cash unless exchanged for securities pursuant to the provisions of Section 1 or 2.  Furthermore, upon the occurrence of an Event of Default, then to the extent permitted by law, the Company will pay interest to the Payee, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until payment in full at the rate of fourteen percent (14%) per annum.

5. Issuance of Warrants and Common Stock.  In consideration of the loan evidenced by this Note, upon the execution and delivery of this Note, the Company shall issue to the Payee 1) shares of restricted Common Stock of the Company in an amount equal to the product of 0.5 and the Principal Sum denoted on the first page of this Note, and 2) a Warrant to purchase a number of shares of the Company’s Common Stock in the form attached as Exhibit A hereto equal to the product of 1.0 and the Principal Sum denoted on the first page of this Note.  The Warrants shall have an exercise price of $0.40 per share and have a term of five (5) years.

6. Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

7. Representations and Warranties of the Company.  The Company represents and warrants to the Payee as follows:

(a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

(b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Note and to perform its obligations hereunder.

(c) The execution, delivery and performance of this Note will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

(d) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note.

8. Events of Default.  The occurrence of any of the following events shall be an "Event of Default" under this Note:

(a) the Company shall fail to make the payment of any amount of any principal outstanding for a period of five (5) business days after the date such payment shall become due and payable hereunder; or

(b) the Company shall fail to make any payment of interest for a period of five (5) business days after the date such interest shall become due and payable hereunder; or

(c) any representation, warranty or certification made by the Company herein or in any certificate or financial statement shall prove to have been materially false or incorrect or breached in a material respect on the date as of which made; or

(d) the holder of any indebtedness of the Company or any of its subsidiaries, except in the ordinary course of business, shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness (the "Indebtedness") (other than the Indebtedness hereunder) prior to its stated maturity or payment date the aggregate principal amount of which Indebtedness of all such persons is in excess of $100,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or

(e) A judgment or order for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $100,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty (60) consecutive days following entry of the judgment or order in excess of $100,000 or the judgment or order which causes the aggregate amount described above to exceed $100,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(g) a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days.

9. Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 8(e) and (f), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, and (ii) Sections 8(a) through (d), the Payee may exercise or otherwise enforce any one or more of the Payee's rights, powers, privileges, remedies and interests under this Note or applicable law.  No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.  Notwithstanding the foregoing, Payee agrees that its rights and remedies hereunder are limited to receipt of cash or shares of the Company’s equity securities, at the Payee’s option, in the amounts described herein.

10. Replacement.  Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, the Note (surrendered for cancellation), the Company shall execute and deliver a new Note of like tenor and date.  However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Note if the Payee contemporaneously requests the Company to convert such Note.

11. Parties in Interest, Transferability.  This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may only be transferred or sold subject to the provisions of Section 20 of this Note, or pledged, hypothecated or otherwise granted as security by the Payee, provided that the Payee receives the express written consent of the Company, which consent shall not be unreasonably withheld,

12. Amendments.  This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

13. Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The Company will give written notice to the Payee at least thirty (30) days prior to the date on which the Company closes its books or takes a record (x) with respect to any dividend or distribution upon the common stock of the Company, (y) with respect to any pro rata subscription offer to holders of common stock of the Company or (z) for determining rights to vote with respect to a major transaction for which shareholder approval is required under New York law, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public.  The Company will also give written notice to the Payee at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public.

Address of the Payee:	______________________
______________________ ______________________ ______________________

Attention:
Tel. No.:
Fax No.:

Address of the Company:                                Bond Laboratories, Inc.
11011 Q Street, Suite 106A
Omaha, NE 68137
Attention: Chief Financial Officer
Tel. No.: (402) 504-3105
Fax No.: (402) 884-1816

14. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

15. Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

16. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee's right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate.  Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

17. Failure or Indulgence Not Waiver.  No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

18. Enforcement Expenses.  The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

19. Binding Effect.   The obligations of the Company and the Payee set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

20. Compliance with Securities Laws.  The Payee of this Note acknowledges that this Note is being acquired solely for the Payee's own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission.  This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR BOND LABORATORIES, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

21. Severability.  The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

22. Consent to Jurisdiction.  Each of the Company and the Payee (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 13 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 22 shall affect or limit any right to serve process in any other manner permitted by law.

23. Company Waivers.  Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE PAYEE OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

BOND LABORATORIES, INC.

By:
       Name:
       Title:

EXHIBIT B – Wire Instructions

Wachovia Bank

Surfside Financial Center
9401 Harding Avenue
Surfside, FL 33154
305-795-2860 Phone
305-993-6325 Fax

Account:
Jill Arlene Robbins, P.A., as Escrow Agent for
Bond Laboratories, Inc.

IOLTA (Interest on Lawyers Trust Accounts):

Account No.: 2000047623930
Routing No.: 063000021
SWIFT No.: PNBPUS3